Exhibit 10.20
Private and Confidential

DATED                            2018

EURODRY LTD.
as Shareholder

– and –

NORDDEUTSCHE LANDESBANK GIROZENTRALE
as Security Trustee

___________________________________

PLEDGE OVER SHARES
IN KAMSARMAX ONE SHIPPING LTD
____________________________________

INCE & CO
PIRAEUS

Contents
Clause		Page

1	Definitions	1
2	Charging clause	3
3	Representations and warranties	3
4	Covenants by the Shareholder	4
5	Dividends and voting rights	7
6	Further assurance	8
7	Powers of the Security Trustee	8
8	Attorney	10
9	Continuing security and other matters	11
10	Discharge of security	12
11	Certificates	13
12	Payments	13
13	Notices	14
14	Other matters	15
15	Jurisdiction	16
16	Governing law	18

Schedule 1 The Shares		19
Schedule 2 Specimen instrument of transfer		20
Schedule 3 Shareholders' letter of authority		21
Schedule 4 Form of irrevocable proxy		22
Schedule 5 Directors' resignation letter		23
Schedule 6 Director's letter of undertaking		24
Schedule 7 Form of dividend mandate		25

THIS DEED of PLEDGE is dated                               2018 and made BETWEEN:
(1)
EURODRY LTD. a corporation incorporated under the Marshall Islands and having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Shareholder"); and

(2)	NORDDEUTSCHE LANDESBANK GIROZENTRALE a company incorporated in Germany acting through its branch at Friedrichswall 10, 30159 Hannover, Germany (the "Security Trustee").
WHEREAS:
(A)
The Shareholder is the legal owner of 500 registered shares with a par value of One US Cent ($0.01) per share in Kamsarmax One Shipping Ltd, a corporation incorporated under the laws of the Marshall Islands (the "Corporation"), representing all of the issued, non assessable and paid up share capital of the Corporation.

(B)
By a facility agreement dated 17 February 2016 (as amended by a supplemental agreement letter dated 7 September 2017 and a second supplemental agreement dated   2018 and as may be further amended, supplemented, varied, extended, replaced, novated or restated from time to time, the "Facility Agreement") and made between (i) the Corporation as borrower, (ii) Norddeutsche Landesbank Girozentrale as lender (the "Lender"), (iii) Norddeutsche Landesbank Girozentrale as agent and security trustee and (iv) Norddeutsche Landesbank Girozentrale as swap bank (the "Swap Bank") it was agreed that the Lender would make available to the Corporation a loan facility of (originally) up to USD16,560,000.

(C)
The Corporation may enter into one or more Transactions (as such term is defined in the 2002 ISDA Master Agreement dated as of 17 February 2016) and made between (1) the Corporation and (2) the Swap Bank (the "Master Agreement")) as evidenced by one or more Confirmations (as such term is defined in the Master Agreement) which are governed by the Master Agreement.

(D)
The Banks have appointed the Security Trustee as their security trustee and pursuant to a deed of trust dated 17 February 2016  executed by the Security Trustee as trustee, the Security Trustee has agreed to hold, receive, administer and enforce this Deed for and on behalf of the Banks.

(E)
Pursuant to the Facility Agreement it is a condition precedent to the advance of the Loan that the Shareholder should execute a pledge in respect of the Shares (as defined below) in favour of the Security Trustee (in the form of this Deed).

NOW THIS DEED WITNESSES as follows:
1	DEFINITIONS
1.1	Defined expressions
Words and expressions defined in the Facility Agreement shall, unless otherwise defined herein or the context otherwise requires, have the same meanings when used in this Deed.
1.2	Definitions
In this Deed, unless the context otherwise requires;

"Expenses" means the aggregate at any relevant time (to the extent that the same have not been received or recovered by the Security Trustee) of:
(a)
all losses, liabilities, costs, duties, fees, charges, expenses, claims, damages, moneys and outgoings of whatever nature (including, but not limited to, Taxes, registration fees and legal costs) suffered, incurred or paid by the Security Trustee in connection with the exercise of the powers referred to in or granted by this Deed or otherwise payable by the Shareholder in accordance with clauses 7.5 and 7.6; and

(b)
interest on all such losses, liabilities, costs, duties, fees, charges, expenses, claims, damages, moneys and outgoings from the date on which the same was suffered, incurred or paid by the Security Trustee until the date of receipt or recovery thereof (whether before or after judgment) at a rate per annum calculated in accordance with clause 3.4 of the Facility Agreement (as conclusively certified by the Security Trustee);

"Outstanding Indebtedness" means the aggregate of the Loan and interest accrued and accruing thereon, the Expenses and all other sums of money from time to time owing to the Banks or any of them, whether actually or contingently, under the Loan Agreement, the Master Agreement, the other Security Documents or any of them;
"Pertinent Jurisdiction" means any jurisdiction in which or where the Shareholder is incorporated, resident, domiciled has a permanent establishment or assets, carries on or has a place of business or is otherwise effectively connected;
"Secured Obligations" means all obligations whatsoever of the Corporation under or pursuant to the Facility Agreement and the Master Agreement, whensoever arising, actual or contingent, and whether of payment, performance or compliance;
"Secured Property" means the Shares and all stock, shares, warrants, securities, rights, moneys or property (including the dividends, interest or income thereon or therefrom) accruing or acquired at any time and from time to time by way of redemption, purchase, bonus, preference, option or otherwise to or in respect of or derived from all or any of the Shares or any derivatives thereof, including the proceeds of any sale of any of the Shares; and
"Shares" means the 500 registered shares with a par value of One US Cent ($0.01) in the capital of the Corporation legally and beneficially owned by the Shareholder representing all of the issued, non assessable and paid up share capital of the Corporation and shall include any other shares in the capital of the Corporation which may hereafter be beneficially owned by the Shareholder.
1.3	Construction
The provisions of clauses 1.3 and 1.4 of the Facility Agreement shall apply to this Deed as if references to "this Agreement" were to this Deed and references to "the Corporate Guarantor" were to the Shareholder and otherwise mutatis mutandis.
1.4	Contracts (Rights of Third Parties) Act 1999
No part of this Deed shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Deed.
1.5	Conflict with Facility Agreement

This Deed shall be read together with the Facility Agreement but, in the case of any conflict between them, the provisions of the Facility Agreement shall prevail.
2	CHARGING CLAUSE
In consideration of inter alia the Lender agreeing to make the Loan available to the Corporation and the Swap Bank having agreed to enter into the Master Agreement, the Shareholder, with full title guarantee, hereby pledges, mortgages, charges, assigns, transfers, deposits, sets over and confirms and agrees to pledge, mortgage, charge, assign, transfer, deposit, set over and confirm to the Security Trustee as security for the payment of the Outstanding Indebtedness and as a continuing security for the payment of all moneys and the discharge of all obligations and liabilities hereby covenanted to be paid or otherwise hereby secured by way of a first fixed pledge all of its interest in and to all of the Secured Property.
3	REPRESENTATIONS AND WARRANTIES
3.1	Representations and warranties
The Shareholder hereby represents and warrants to the Security Trustee that:
3.1.1	Title
the Shareholder is the holder of the Shares and is the legal owner of and has full right and title to, and has hereby pledged, the Secured Property and all the Shares are free from any Encumbrance of any kind (other than the Encumbrance hereby created) and are not, nor shall they be, subject to any option and neither the Secured Property nor the Shares are held on trust for any third party;
3.1.2	Shares fully paid
the Shares are fully paid or credited as fully paid and non-assessable and no calls have been, or can be, made in respect of the Shares;
3.1.3	Shareholder Obligations
the obligations of the Shareholder under this Deed are direct, general and unconditional obligations of the Shareholder;
3.1.4	No other security etc.
the Shareholder has not taken or received any security or lien from the Corporation in respect of any liability hereunder or in respect of any other liability of the Corporation to the Shareholder;
3.1.5	No immunity
neither the Shareholder nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any Proceedings whatsoever.
3.2	Repetition of representations and warranties

The representations and warranties in clause 3.1 shall be deemed to be repeated by the Shareholder on and as of each day from the date of this Deed the end of the Facility Period as if made with reference to the facts and circumstances existing on each such day.
4	COVENANTS BY THE SHAREHOLDER
4.1	Supporting documents
The Shareholder hereby covenants with the Security Trustee that during the continuance of this Deed the Shareholder shall at all times deposit with the Security Trustee and permit the Security Trustee during the continuance of this security to hold and retain:
4.1.1	Certificates
all share certificates and documents of title relating to the Shares together with any other documents of title relating to the Secured Property;
4.1.2	Transfers
subject to clause 7.1, transfers of the Shares, duly completed (undated) in favour of the Security Trustee or its nominees or otherwise as the Security Trustee may direct in the form set out in schedule 2 together with letters of authority in respect of such transfers in the form set out in schedule 3;
4.1.3	Proxies
subject to clause 4.3.1, an irrevocable proxy in respect of the Shares, executed by the Shareholder in favour of the Security Trustee in the form set out in schedule 4, entitling the Security Trustee to exercise all voting rights in respect of the Shares, subject to clause 5.1;
4.1.4	Resignation/authority letters
executed (undated) resignation letters from each Director and Officer of the Corporation in the form set out in schedule 5 together with letters of authority from each Director and Officer of the Corporation in respect of such resignation letters in the form set out in schedule 6; and
4.1.5	Other documents
all such other documents as the Security Trustee may from time to time reasonably require for perfecting its title to the Shares and/or the Secured Property or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to the intent that the Security Trustee may at any time without notice present them for registration.
4.2	Continuing covenants
The Shareholder hereby further covenants with the Security Trustee that during the Facility Period it shall:
4.2.1	Title
warrant and defend the right, title and interest of the Security Trustee in and to the Secured Property against the claims and demands of any other persons;

4.2.2	Payment of calls
duly and promptly pay all calls, instalments or any other payments that may from time to time become due in respect of any of the Shares;
4.2.3	Negative undertakings
not (without the consent of the Security Trustee):
(a)	create or permit to subsist any Encumbrance other than a Permitted Encumbrance on or over the Secured Property or any part thereof or interest therein or attempt or agree to do so;
(b)	sell, transfer or otherwise dispose of the Secured Property or any part thereof or interest therein or attempt or agree so to do;
(c)
allow or permit the Corporation to cancel, increase, create or issue or agree to issue or put under option or agree to put under option any share or loan capital or obligation now or hereafter convertible into share or loan capital of or in the Corporation of any class or call any uncalled capital;

(d)
allow or permit the Corporation to make any alteration to, grant any rights in relation to or otherwise re-organise or purchase or reduce the share capital or reserves of the Corporation in any way or enter into any composition or arrangement with its creditors or any class of creditors of the Corporation;

(e)
convene any meeting with a view either to the material alteration of any of the provisions of the Corporation's Articles of Incorporation/Association and By-Laws or to passing a resolution that the Corporation be wound up; or

(f)	allow or permit the Corporation to permit any person other than the Shareholder to be holders of the Shares or any part thereof.
4.2.4	Appointment of other directors or officers
duly and promptly notify the Security Trustee of the appointment of any other Director or Directors or Officer or Officers of the Corporation (whether by way of replacement of, or addition to, any of the existing Directors or Officers) and duly and promptly deliver to the Security Trustee the letter or letters of undertaking to resign referred to in clause 4.1 duly signed by such additional Director or Directors or Officer or Officers;
4.2.5	Maintain value of security
not do or cause or permit to be done anything which may in any way depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security created or intended to be created by this Deed;
4.2.6	Indebtedness due from the Corporation
not demand or accept repayment in whole or in part of any Indebtedness now or hereafter due to the Shareholder from the Corporation, or from any other Security Party, or demand or accept any security in respect thereof or assign or charge the same as security;

4.2.7	No set-off or counterclaim
not claim any set-off or counterclaim against the Corporation or any other person liable or claim or prove in competition with the Security Trustee in the bankruptcy or liquidation (or equivalent) of the Corporation or any other person liable or have the benefit of, or share in, any payment from or composition with, the Corporation or any other person liable for any Indebtedness of the Corporation or any other person liable but so that, if so directed by the Security Trustee, it shall prove for the whole or any part of its claim in the liquidation or bankruptcy (or equivalent) of the Corporation on terms that the benefit of such proof and any money received by it in respect thereof shall be held on trust for the Security Trustee and applied in or towards discharge of the liabilities and obligations of the Shareholder to the Security Trustee under this Deed in such manner as the Security Trustee may require;
4.2.8	No subrogation
not exercise any rights of subrogation, reimbursement, indemnity or contribution against the Corporation or any other Security Party;
4.2.9	Payments and compositions
not have the benefit of any share in any payment or composition from the Corporation or any other person or in any other guarantee or security now or hereafter held by the Security Trustee; and
4.2.10	No Encumbrance
not take or receive any Encumbrance from the Corporation in respect of the liability of the Shareholder under this Deed.
4.2.11	Contractual recognition of bail-in
The Shareholder agrees to be bound by clause 12.4 (Contractual recognition of bail-in) of the Loan Agreement as if it is a party to the Loan Agreement.
4.3	Further covenants
The Shareholder hereby further covenants and agrees with the Security Trustee that:
4.3.1	Powers on default
the Security Trustee and its nominees may (at their discretion) following the occurrence of any Event of Default which is continuing exercise, in the name of the Shareholder or otherwise at any time whether pursuant to the powers conferred upon the Security Trustee under any irrevocable proxy referred to in clause 4.1.3 or otherwise pursuant to this Deed, and whether before or after demand for payment and without any further consent or authority on the part of the Shareholder, in respect of the Shares any voting rights and all powers or rights which may be exercisable by the person in whose name the Shares are registered but such power shall be exercised subject to the provisions of clause 5;
4.3.2	Transfer of Shares to Security Trustee
if so requested by the Security Trustee, after the occurrence of an Event of Default which is continuing and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement, the Shareholder shall transfer all or any of the Shares to the Security Trustee or to its nominees and the Security Trustee may hold all or any of the Shares in any branch of the Security Trustee or with any correspondents or other agents in any country;
4.3.3	Filing of this Deed
it will file or cause to be filed a copy of this Deed with the Secretary (or other appropriate officer) of the Corporation for the purpose of giving notice of this security to the Corporation and that it will obtain and deliver to the Security Trustee an acknowledgement of such filing; and
4.3.4	Borrowed Money
forthwith upon the exercise by the Security Trustee of the powers conferred upon the Security Trustee pursuant to this Deed after the occurrence of an Event of Default which is continuing without the need for any further notice from or to the Shareholder, the Corporation shall cease to have any liability towards the Shareholder in respect of any Borrowed Money and any obligation on the Corporation to repay the same shall thereupon be cancelled and the Shareholder may not make any demand, or accept payment of any funds (whether direct or by set-off) in respect of such Borrowed Money.
5	DIVIDENDS AND VOTING RIGHTS
5.1	Voting rights
Unless and until the Security Trustee takes any steps under Clause 7 after the occurrence of an Event of Default which is continuing and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement, the Shareholder shall be entitled to exercise all voting and other rights vested in the holder of the Shares notwithstanding that the share certificates in respect of the Shares are held by the Security Trustee, provided that the Shareholder shall not exercise such rights in a manner which would or might detract from the security created by this Deed or conflict with any provision of any of the Security Documents.
5.2	Dividend rights
If an Event of Default has occurred and is continuing or the Shareholder is in breach of any term of this Deed, the Security Trustee may require that any dividends, interest or other moneys which may be paid or payable in respect of the Secured Property shall be paid to the Security Trustee and shall be applied by the Security Trustee in or towards payment of the Expenses and the balance shall be applied by the Security Trustee in accordance with clause 13.1 of the Facility Agreement.  So long as no Event of Default has occurred and is continuing and the Shareholder is not in breach of any term of this Deed and so long as the payment of any dividends, interest or other moneys does not constitute or give rise to a breach of any provision of the Security Documents, any such dividends shall be paid to the Shareholder.
5.3	Delivery of dividend mandate

Where the Security Trustee becomes entitled to receive dividends pursuant to clause 5.2, the Shareholder shall immediately execute and deliver to the Corporation a dividend mandate in the form set out in Schedule 7.
5.4	Payment of dividends and interest
Any dividends, interest or other moneys or property charged pursuant hereto which are received by the Shareholder after the power of sale under clause 7.1 has arisen shall be held in trust for the Security Trustee and shall be paid or delivered to the Security Trustee on demand for application in accordance with clause 5.2.
6	FURTHER ASSURANCE
6.1	Execution of further charges
The Shareholder shall, at its own expense and at any time if and when required by the Security Trustee execute such further legal or other pledges, charges or assignments in favour of the Security Trustee as the Security Trustee shall from time to time reasonably require over all or any of the Secured Property and all rights relating thereto both present and future (including any substituted securities and any vendor's lien) and any other transfers or documents the Security Trustee may from time to time require for perfecting its title thereto or for vesting, or enabling it to vest, the same in itself or its nominees or in any purchaser, to secure all moneys, obligations and liabilities hereby covenanted to be paid, or otherwise hereby secured, or to facilitate realisation of the Secured Property or the exercise of the powers conferred on the Security Trustee, such further pledges, charges or assignments to be prepared by or on behalf of the Security Trustee at the cost of the Shareholder.
6.2	Other matters
The Shareholder also undertakes at its own expense from time to time to execute, sign, perfect, do and (if required) register every such further assurance, document, act or thing as in the reasonable opinion of the Security Trustee may be necessary or desirable for the purpose of more effectively pledging, charging or assigning the Secured Property or perfecting the security constituted, or intended to be constituted, by this Deed.
7	POWERS OF THE SECURITY TRUSTEE
7.1	Enforcement
At any time after the occurrence of an Event of Default which is continuing and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement:
7.1.1	Transfers
the Security Trustee, and any nominee of the Security Trustee may, complete the transfers in respect of the Shares deposited with the Security Trustee pursuant hereto, by dating them, and may submit all or any of the transfers together with any share certificates in respect thereof for registration in the name of the Security Trustee, or any nominee of the Security Trustee, and thereafter the Security Trustee or any such nominee may exercise all the powers or rights which may be exercisable by the registered holder of the Shares and all other powers conferred on mortgagees by law or otherwise without further notice and without any restrictions; and

7.1.2	Application of dividends and interest
any dividends, interest or other payments which may be received or receivable by the Security Trustee, or by any nominee, in respect of any of the Secured Property may be applied by the Security Trustee in accordance with clause 13.1 of the Facility Agreement.
7.2	Sale or disposal
In exercising the powers referred to in clause 7.1, the Security Trustee may sell or dispose of the Secured Property or any part thereof at such times in such manner and generally on such terms and conditions as the Security Trustee may think fit (and the Security Trustee shall be entitled at its discretion to purchase any and all of the Secured Property so sold).
7.3	No enquiry by purchaser
No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Security Trustee to exercise any of the powers hereby conferred has arisen, nor be concerned with notice to the contrary, or with the propriety of the exercise or purported exercise of such powers.
7.4	Application of proceeds
All moneys received by the Security Trustee under, or in the exercise of any powers conferred by, this Deed shall be applied in or towards payment of the Expenses and the balance shall be applied in accordance with clause 13.1 of the Facility Agreement.
7.5	Expenses, costs of variations, amendments, enforcement etc.
The Shareholder shall pay to the Security Trustee on a full indemnity basis on demand all expenses, claims, liabilities, losses, costs, duties, fees, charges, damages, moneys and outgoings of whatever nature (including but not limited to, legal costs) suffered, incurred or paid by the Security Trustee (as certified by the Security Trustee) in connection with:
7.5.1	the negotiation, preparation, execution or registration of this Deed and of any amendment or supplement to this Deed;
7.5.2	the granting of any consent or waiver under or in connection with this Deed;
7.5.3	any breach of the warranties in clause 3 and any failure by the Shareholder to perform or discharge its obligations and liabilities pursuant to this Deed;
7.5.4
any action by the Shareholder which in the reasonable opinion of the Security Trustee may depreciate, jeopardise or otherwise prejudice the value to the Security Trustee of the security created or intended to be created by this Deed;

7.5.5
any step taken or contemplated by or on behalf of the Security Trustee with a view to the protection, exercise or enforcement of any right or security interest created by or arising in connection with this Deed or otherwise in respect of the Outstanding Indebtedness or the security therefor or for any similar purpose; and

7.5.6	the release of any part of the Secured Property from the security created by this Deed.
7.6	Liability of Security Trustee and indemnity

7.6.1
The Security Trustee shall not be liable to account as mortgagee in possession in respect of all or any of the Secured Property and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call or instalment or to accept any offer or to notify the Shareholder of any such matter of for any loss occasioned by the timing of the exercise of any of its powers under this Deed or for any other loss of any nature whatsoever howsoever arising in connection with the Secured Property or the exercise or purported exercise of any powers contained in this Deed, regardless of whether such liability is alleged to arise in contract, tort, negligence, breach of statutory duty or otherwise.

7.6.2
The Shareholder shall indemnify the Security Trustee on demand against any and all claims, losses, damages, demands, causes of action, obligations, liabilities, costs and expenses (including, but not limited to, legal costs) of whatsoever nature howsoever arising from or in connection with anything done or omitted in the exercise or purported exercise of any powers contained in this Deed (including without limitation powers vested in the Security Trustee by virtue of clause 8) or otherwise in connection therewith and herewith or with any part of the Secured Property or otherwise howsoever in connection with any of the matters dealt with in any of the Security Documents.

7.6.3
The Security Trustee and the Shareholder hereby agree and declare that the benefit of this clause 7.6 shall extend to and may be enforced by, any officer, employee, agent (including without limitation any person appointed by the Security Trustee pursuant to clause 14.5) or business associate of the Security Trustee, and this clause 7.6 shall be read and construed as if references to the Security Trustee were references to such officer, employee, agent or business associate, as the case may be.

8	ATTORNEY
8.1	Power of attorney
For the purpose of exercising, securing, enforcing or realising the Security Trustee's powers, rights and interest to, in, or in relation to, the Secured Property and the due and punctual performance and discharge of all Secured Obligations and all obligations and liabilities hereby covenanted to be paid or otherwise hereby secured, the Shareholder irrevocably and by way of security appoints the Security Trustee its attorney, on its behalf and in its name or otherwise, to execute, seal, deliver and complete any transfers or other documents which the Security Trustee may require for perfecting its title to or for vesting the Shares both present and future in the Security Trustee or its nominees or in any purchaser, to make any alteration or addition to the Shares comprised therein or any other alteration or addition and generally to sign, seal, deliver and otherwise perfect any such transfers or other documents and any legal or other pledges/charges or assignments over the Shares referred to in clause 6 and to do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale or other disposition of the Secured Property, provided always that such powers shall not be exercisable until the occurrence of an Event of Default which is continuing.
8.2	Protection of Security
The Shareholder hereby irrevocably appoints the Security Trustee to be its attorney in its name and on its behalf and as its act and deed or otherwise of it to agree the form of and to do and execute all deeds, instruments, acts and things to file, record, register or enrol this Deed which the Security Trustee may in its discretion consider necessary or advisable, now or in the future, in order to ensure the legality, validity, enforceability or admissibility in evidence of this Deed or for the purpose of protecting or maintaining the security created by this Deed of for any similar or related purpose.
8.3	Dealings with attorneys, ratification
8.3.1
The exercise, by or on behalf of the Security Trustee, of the power of attorney in clause 8.1, shall not put any person dealing with the Security Trustee upon any enquiry as to whether an Event of Default has occurred, nor shall such person be in any way affected by notice that no such event has occurred, and the exercise by the Security Trustee of such power shall constitute conclusive evidence of its right to exercise the same.

8.3.2
The Shareholder ratifies and confirms, and agrees to ratify and confirm any deed, assurance, agreement, instrument, act or thing which any such attorney may lawfully execute or do in the exercise or purported exercise of any powers contained in this Deed (including powers vested in the Security Trustee by virtue of this clause 8) or otherwise in connection therewith or with any part of the Secured Property, and the Shareholder hereby irrevocably appoints the Security Trustee to be its attorney, on its behalf and in its name to ratify on its behalf any transaction or action which the Security Trustee has in good faith purported to enter into or to take for the purpose of exercising powers conferred hereby.

9	CONTINUING SECURITY AND OTHER MATTERS
9.1	Continuing security
It is agreed that the security created by this Deed and the obligations and liabilities of the Shareholder and rights, remedies and powers of the Security Trustee hereunder:
9.1.1
shall be held by the Security Trustee as a continuing security for the payment of the Outstanding Indebtedness and the performance and observance of and compliance with all of the covenants, terms and conditions contained in the Security Documents;

9.1.2
shall be in addition to and shall not prejudice or affect and may be enforced by the Security Trustee, without prior recourse to the security created by any other Security Documents or by any present or future Encumbrance, security, guarantee, power, rights or remedies, right or remedy held by or available to the Banks or any of them;

9.1.3
may be enforced by the Security Trustee without prior recourse to any such security or guarantee as is referred to in clause 9.1.2 and the Shareholder waives all rights it may have of first requiring the Banks or any of them to enforce any such security or guarantee or to proceed against or claim payment from the Corporation or any other person;

9.1.4
shall not be satisfied by any intermediate payment or satisfaction of any part of the Outstanding Indebtedness or by any settlement of accounts between the Corporation, the Shareholder or any other person who may be liable to the Banks or any of them in respect of the Outstanding Indebtedness or any part thereof, and the Security Trustee;

9.1.5
shall not in any way be prejudiced or affected by any time, indulgence or relief being given by the Banks or any of them to the Corporation or any other person, by any amendment or supplement to the Facility Agreement, any of the other Security Documents or any other document, by the taking, variation, compromise, renewal or release of or refusal or neglect or perfect or enforce any right, remedy or security against the Corporation or any other person or by anything done or omitted which but for this provision might operate to exonerate the Shareholder; and
9.1.6
shall not in any way be prejudiced or affected by any change in the constitution of, or any amalgamation or reconstruction of the Corporation, the Security Trustee or any other person or by any legal limitation, disability, incapacity or other circumstances relating to the Corporation or any other person, whether or not known to the Security Trustee, by any invalidity or irregularity or unenforceability of the obligations of the Corporation or any other person under the Facility Agreement or any of the other Security Documents or otherwise and, in the event that any obligation or purported obligation of the Corporation or any other person which, if enforceable or valid or continuing, would be secured by this Deed is or becomes wholly or in part unenforceable or invalid or terminated for any reason whatsoever, the Shareholder shall keep the Security Trustee fully indemnified against any loss suffered by the Security Trustee as a result of any failure by the Corporation or such other party to perform any such obligation or purported obligation.

9.2	Rights additional
All the rights, remedies and powers vested in the Security Trustee hereunder shall be in addition to and not a limitation of any and every other right, power or remedy vested in the Security Trustee under this Deed, the Facility Agreement, the other Security Documents or at law and all the powers so vested in the Security Trustee may be exercised from time to time and as often as the Security Trustee may require.
9.3	No enquiry
The Security Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Deed, or to make any claim or take any action to collect any moneys receivable by the Security Trustee in the exercise of any powers conferred by this Deed, or to enforce any rights or benefits hereby assigned to the Security Trustee or to which the Security Trustee may at any time be entitled under this Deed.
9.4	Settlements conditional
Any release, discharge or settlement between the Shareholder and the Security Trustee shall be conditional upon no security disposition or payment to the Security Trustee by the Corporation, the Shareholder or any other person being void or set aside or ordered to be refunded pursuant to any provisions or enactments relating to bankruptcy, liquidation, administration or insolvency or for any other reason whatsoever and if such condition shall not be fulfilled, the Security Trustee shall be entitled to enforce the security created by this Deed and the other Security Documents as if such release, settlement or discharge had not occurred and any such payment had not been made.
10	DISCHARGE OF SECURITY
At the end of the Facility Period the security hereby constituted shall terminate and the Security Trustee shall, at the request and cost of the Shareholder, deliver, transfer or cause to be released to the Shareholder, or to such person or persons as the Shareholder shall direct, the documents and other items referred to in clause 4.1, and release and retransfer the Secured Property to the Shareholder or to such person or persons as the Shareholder shall direct, free and discharged from the security hereby constituted.

11	CERTIFICATES
A certificate by the Security Trustee as to any amount due or calculation made or any matter determined in connection with this Deed shall be conclusive and binding on the Shareholder except in the case of manifest error.
12	PAYMENTS
12.1	No deductions
All payments to be made by the Shareholder under this Deed shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in clause 12.2, free and clear of any deductions or withholdings, in Dollars on the due date to such account as the Security Trustee shall from time to time notify to the Shareholder.
12.2	Grossing-up for Taxes
If at any time the Shareholder must make any deduction or withholding in respect of Taxes (other than a FATCA Deduction) or deduction in respect of any duty, assessment or other charge or otherwise from any payment due under this Deed for the account of any Bank or if the Security Trustee must make any deduction or withholding from a payment to another Bank or withholding in respect of Taxes from any payment due under this Deed, the sum due from the Shareholder in respect of such payment must be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the relevant Bank receives on the due date for such payment (and retains, free from any liability in respect of such deduction or withholding), a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Shareholder must indemnify each Bank against any losses or costs incurred by it by reason of any failure of the Shareholder to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment. Provided however that if any Bank or the Security Trustee shall be or become entitled to any Tax credit or relief in respect of any Tax which is deducted from any payment by the Shareholder and it actually receives a benefit from such Tax credit or relief in its country of domicile, incorporation or residence, the relevant Bank or the Security Trustee, as the case may be, shall, subject to any laws or regulations applicable thereto, pay to the Shareholder after such benefit is effectively received by the relevant Bank or the Security Trustee, as the case may be, such amounts (which shall be conclusively certified by the Security Trustee) as shall ensure that the net amount actually retained by the relevant Bank or the Security Trustee, as the case may be, is equal to the amount which would have been retained if there had been no such deduction. The Shareholder must promptly deliver to the Security Trustee any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.
12.3	Currency indemnity
If any sum due from the Shareholder under this Deed or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable under this Deed or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim or proof against the Shareholder, (b) obtaining an order or judgment in any court of other tribunal or (c) enforcing any order or judgment given or made in relation to this Deed, the Shareholder shall indemnify the Security Trustee on demand in respect of any loss suffered as a result of any difference between (i) the rate of exchange used to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which the Security Trustee may, in the ordinary course of business, purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.  Any amount due from the Shareholder under this clause 0 shall be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Deed and the term "rate of exchange" includes any premium and costs of exchange payable in connection with the purchase of the first currency with the second currency.
13	NOTICES
13.1	General
13.1.1
Unless otherwise specifically provided herein, every Notice under or in connection with this Deed shall be given in English by letter delivered personally and/or sent by first class post and/or transmitted by fax.

13.1.2	In this clause 13, "Notice" and/or "Notices" includes any demand, consent, authorisation, approval, instruction, certificate, request, waiver or other communication whatsoever.
13.2	Addresses for Notices, effective date of Notices
13.2.1
Subject to clause 13.2.2 and clause 13.2.4, Notices to the Shareholder shall be deemed to have been given, and shall take effect, when received in full legible form by the Shareholder at the address and/or fax number appearing below (or at such other address or fax number as the Shareholder may hereafter specify for such purpose to the Security Trustee by Notice in writing):

Address:	4 Messogiou & Evropis Street
151 24 Maroussi
Greece

Fax:	+30 211 1804097

Attn:	Anastasios Aslidis / George Kavalis

13.2.2
Notwithstanding the provisions of clause 13.2.1 or 13.2.4, a Notice of default shall be deemed to have been given and shall take effect when delivered, sent or transmitted by the Security Trustee to the Shareholder to the address or fax number referred to in clause 13.2.1.

13.2.3
Subject to clause 13.2.4, Notices to the Security Trustee shall be deemed to have been given, and shall take effect, when received in full legible form by the Security Trustee at the address and/or the fax number appearing below (or at such other address or fax number as the Security Trustee may hereafter specify for such purpose to the Shareholder by Notice in writing):

Address:	Friedrichswall 10
Hannover 30159
Germany

Fax:	+49 511 361 4785

Attn:	Maritime Industries Department, Marilene Bauch

13.2.4
If under clause 13.2.1 or 13.2.3 any Notice would be deemed to have been given and effective on a day which is not a working day in the place of receipt or is outside normal business hours in the place of receipt, the Notice shall be deemed to have been given and to have taken effect at the opening of business on the next working day.

13.3	Electronic Communication
13.3.1
Any communication to be made by and/or between the Security Trustee and the Shareholder under or in connection with this Deed may be made by electronic mail or other electronic means, if and provided that all such parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and
(ii)	notify each other of any change to their electronic mail address or any other such information supplied by them.
13.3.2	Any electronic communication made by and/or between the Security Trustee and the Shareholder will be effective only when actually received in readable form.
14	OTHER MATTERS
14.1	Time of the essence
14.1.1	Time shall be of the essence in respect of all obligations of whatsoever nature of the Shareholder under this Deed, howsoever and whensoever arising.
14.2	No waiver
No failure or delay by the Security Trustee in exercising any right, power or remedy vested in it under this Deed shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right, power or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.  The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.
14.3	Severability
Each of the provisions of this Deed is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.
14.4	Indemnities
The indemnities contained in this Deed shall survive any termination of this Deed howsoever occurring.
14.5	Delegation of powers

The Security Trustee shall be entitled, at any time and as often as may be expedient, to delegate all or any of the powers and discretions vested in it by this Deed (including the power vested in it by virtue of clause 8) in such manner, upon such terms, and to such person as the Security Trustee in its absolute discretion may think fit.
14.6	Assignment by Shareholder
The Shareholder may not assign or transfer any of its rights or obligations under this Deed.
14.7	Assignment by Security Trustee
The Security Trustee may assign all or any of its rights or benefits under this Deed to any person in favour of whom an assignment has been made in accordance with clause 15.3 of the Facility Agreement and the Shareholder undertakes, immediately on being requested to do so by the Security Trustee and at the cost of the Security Trustee, to enter into such documents as may be necessary or desirable to effect such transfer.
14.8	Disclosure of information
The Security Trustee may disclose to a potential assignee or transferee or to any other person who may propose entering into contractual relations with the Security Trustee in relation to the Facility Agreement, such information about the Shareholder as the Security Trustee shall consider appropriate.
15	JURISDICTION
15.1	Exclusive jurisdiction
For the benefit of the Security Trustee, and subject to clause 15.4, the Shareholder hereby irrevocably agree that the courts of England shall have exclusive jurisdiction:
15.1.1
to settle any disputes or other matters whatsoever arising out of or in connection with or in any way related to this Deed or any non-contractual obligations arising out of or in connection with this Deed, and any disputes or other such matters arising in connection with the negotiation, validity, existence or enforceability of this Deed or any part thereof, whether the dispute or other matter arises under the law of England or under the law of some other country; and

15.1.2	to grant interim remedies, or other provisional or protective relief.
15.2	Submission and service of process
For the purpose of clause 15.1, the Shareholder irrevocably and unconditionally submits to the jurisdiction of the English courts.  Without prejudice to any other mode of service, the Shareholder:
15.2.1
irrevocably empowers and appoints Hill Dickinson Services (London) Limited at present of The Broadgate Tower, 20 Primrose Street, London EC2A 2EW, England as its agent to receive and accept on its behalf any process or other document relating to any proceedings before the English courts in connection with this Deed;

15.2.2
agrees to maintain such an agent for service of process in England for so long as any amount is outstanding and/or the Shareholder has any actual or contingent liability arising out of or in connection with this Deed;

15.2.3	agrees that failure by a process agent to notify the Shareholder of service of process will not invalidate the proceedings concerned;
15.2.4
without prejudice to the effectiveness of service of process on its agent under clause 15.2.1 but as an alternative method, consents to the service of process relating to any such proceedings by mailing or delivering a copy of the process to its address for the time being applying under clause 13.2.1;

15.2.5
agrees that if the appointment of any person mentioned in clause 15.2.1 ceases to be effective, the Shareholder shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 7 days, the Security Trustee shall thereupon be entitled and is hereby irrevocably authorised by the Shareholder in those circumstances to appoint such person by Notice to the Shareholder.

15.3	Forum non conveniens and enforcement abroad
The Shareholder:
15.3.1
waives any right and agrees not to apply to the English court or any other court in any jurisdiction whatsoever to stay or strike out proceedings commenced in England on the ground that England is an inappropriate forum and/or that there is another more appropriate forum and/or that proceedings have been or will be commenced in any other jurisdiction in connection with any dispute or other matter and/or related matter falling within clause 15.1, and

15.3.2
agrees that a judgment or order of an English court in a dispute or other matter falling within clause 15.1 shall be conclusive and binding on the Shareholder and may be enforced against it in the courts of any other jurisdiction.

15.4	Right of Security Trustee, but not Shareholder, to bring proceedings in any other jurisdiction
Nothing in this clause 15 limits the right of the Security Trustee to bring proceedings, including third party proceedings, against the Shareholder, or to apply for interim remedies, in connection with this Deed in any other court and/or concurrently in more than one jurisdiction.  The obtaining by the Security Trustee of judgment in one jurisdiction shall not prevent the Security Trustee from bringing or continuing proceedings in any other jurisdiction, whether or not these shall be founded on the same cause of action.
15.5	Enforceability despite invalidity of Deed
The jurisdiction agreement contained herein shall be severable from the remainder of this Deed and shall remain valid, binding and in full force and shall continue to apply notwithstanding this Deed, or any part thereof, being held to be avoided and/or rescinded and/or terminated and/or discharged and/or frustrated and/or invalid, unenforceable, illegal, discharged or otherwise of no effect for any reason.
15.6	Effect in relation to claims by and against the Corporation and non-parties

15.6.1
For the purpose of this clause, "Foreign Proceedings" shall mean any Proceedings brought or pursued in any jurisdiction other than England, arising out of or in connection with or in any way related to this Deed and/or any of the Security Documents or any assets subject thereto or any action of any kind whatsoever taken by the Security Trustee pursuant thereto.

15.6.2
The Shareholder shall not bring or pursue any Foreign Proceedings against the Security Trustee, and shall use its best endeavours to prevent persons not party to this Deed from bringing or pursuing any Foreign Proceedings against the Security Trustee.

15.6.3
If, for any reason whatsoever, the Shareholder and/or any third party brings or pursues against the Security Trustee any Foreign Proceedings, the Shareholder shall indemnify the Security Trustee on demand in respect of any and all claims, losses, damages, demands, causes of action, liabilities, costs and expenses (including, but not limited to, legal costs) of whatsoever nature howsoever arising from or in connection with such Foreign Proceedings as the Security Trustee certifies as having been incurred by it.

15.6.4
The Security Trustee and the Shareholder hereby agree and declare that the benefit of this clause 15 shall extend to and may be enforced by, any officer, employee, agent or business associate of the Security Trustee against whom the Shareholder brings a claim in connection howsoever with (i) any of the Security Documents or any assets subject thereto or (ii) any action of any kind whatsoever taken by, on behalf of or for the benefit howsoever of the Security Trustee pursuant thereto, or which, if it were brought against the Security Trustee, would fall within the material scope of clause 15.1.  In those circumstances this clause 15 shall be read and construed as if references to the Security Trustee were references to such officer, employee, agent or business associate, as the case may be.

16	GOVERNING LAW
This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, English law.
IN WITNESS whereof the parties hereto have caused this Deed to be duly executed as a deed the day and year first before written.

Schedule 1
 The Shares

Corporation	Name of Shareholder	Certificate nos.	No. of shares etc.	Par value of each (USD)
Kamsarmax One Shipping Ltd	Eurodry Ltd.	2	500	One US Cent ($0.01)

Schedule 2
 [Specimen instrument of transfer]
STOCK TRANSFER FORM

EURODRY LTD. of the Marshall Islands in consideration of the sum of One United States Dollar (US$1) paid to me by            of
 (hereinafter called the "Transferee") does hereby transfer to the Transferee           (          ) shares (represented by Share Certificate number      ) in KAMSARMAX ONE SHIPPING LTD of the Marshall Islands.

IN WITNESS whereof EURODRY LTD. has caused this Instrument of Transfer to be duly executed on

SIGNED by	)
for and on behalf of	)
EURODRY LTD.	)
in the presence of:	)

Schedule 3
 Shareholders' letter of authority

To:          NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany

Date:
Dear Sirs
KAMSARMAX ONE SHIPPING LTD (the "Corporation")
We hereby unconditionally and irrevocably authorise you, after the occurrence of an Event of Default (as defined or referred to in the Pledge) which is continuing and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement (as defined or referred to in the Pledge), to date and otherwise complete the share transfer form in respect of our shares in the Corporation deposited by ourselves with yourselves pursuant to the pledge dated        2018 (the "Pledge") between ourselves and yourselves, as and when you become entitled to date and complete the same pursuant to the terms of the Pledge.
Yours faithfully

Signed: ________________________

Duly authorised signatory
for and on behalf of
EURODRY LTD.
Shareholder of the Corporation

Schedule 4
 Form of irrevocable proxy

Pursuant to the pledge dated          2018 (the "Pledge") between ourselves and NORDDEUTSCHE LANDESBANK GIROZENTRALE we, EURODRY LTD. hereby irrevocably appoint NORDDEUTSCHE LANDESBANK GIROZENTRALE as our proxy, after the occurrence of an Event of Default (as defined or referred to in the Pledge) which is continuing and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement (as defined or referred to in the Pledge), to vote at meetings of the Shareholders of KAMSARMAX ONE SHIPPING LTD of the Marshall Islands (the "Corporation") in respect of any existing or further shares in the Corporation which may have been or may from time to time be issued to us and/or registered in our name.  This proxy is irrevocable inter alia by reason of being coupled with the interest of NORDDEUTSCHE LANDESBANK GIROZENTRALE as chargee of the aforesaid shares.
Dated:          2018

Signed:  _________________________

Duly authorised signatory
for and on behalf of
EURODRY LTD.
Shareholder of the Corporation

Schedule 5
 Director's/Officer's resignation letter

To:          The Secretary and Directors,
KAMSARMAX ONE SHIPPING LTD (the "Corporation")

Date:
Dear Sirs

I hereby resign as a director/officer of the Corporation and confirm that I have no right to compensation or claims against the Corporation for loss of office, arrears of pay or otherwise howsoever.

Yours faithfully

________________________

Schedule 6
 Director's/Officer's letter of authority

To:          NORDDEUTSCHE LANDESBANK GIROZENTRALE
Friedrichswall 10
30159 Hannover
Germany

Date:          2018

Dear Sirs

KAMSARMAX ONE SHIPPING LTD (the "Corporation")

I hereby unconditionally and irrevocably authorise you to date and otherwise complete the resignation letter in respect of the Corporation deposited by myself with yourselves pursuant to the pledge dated          2018 (the "Pledge") between EURODRY LTD. and yourselves (in the form attached to the Pledge as Schedule 5), following an Event of Default (as defined or referred to in the Pledge) which is continuing at the time such resignation letter is dated and following notice given to the Corporation in accordance with the provisions of clause 10.2 of the Facility Agreement (as defined or referred to in the Pledge).
Yours faithfully

___________________________

Schedule 7
 Form of dividend mandate

To:          KAMSARMAX ONE SHIPPING LTD
           Dividend Mandate
Pursuant to the pledge dated          2018 (the "Pledge") between ourselves and NORDDEUTSCHE LANDESBANK GIROZENTRALE, with effect from today's date (being a date following an Event of Default (as defined or referred to in the Pledge) which is continuing) and pending receipt by you of instructions from ourselves and NORDDEUTSCHE LANDESBANK GIROZENTRALE to the contrary we, EURODRY LTD., hereby authorise and direct you to pay any and all dividends, interest and other moneys paid or payable on the shares in KAMSARMAX ONE SHIPPING LTD registered in our name to or to the order of NORDDEUTSCHE LANDESBANK GIROZENTRALE of Friedrichswall 10, 30159 Hannover, Germany.  On receipt of this mandate please acknowledge to NORDDEUTSCHE LANDESBANK GIROZENTRALE at the above address that you will act in accordance with the instructions contained herein.

Dated:

Signed: _______________________

Duly authorised signatory
for and on behalf of
EURODRY LTD.
Shareholder of the Corporation

SIGNED and DELIVERED	)
as a DEED by STEFANIA KARMIRI	)
for and on behalf of	)
EURODRY LTD.	)
pursuant to a power of attorney	)	/s/Stefania Karmiri
dated 2018)		Attorney-in-Fact
in the presence of:	)

________________________________ Witness

SIGNED and DELIVERED	)
as a DEED by	)
for and on behalf of	)
NORDDEUTSCHE LANDESBANK GIROZENTRALE	)
pursuant to a power of attorney	)
dated 2018)		Attorney-in-Fact
in the presence of:	)

________________________________ Witness